FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)           |__|

___________________________

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)
One Wall Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)

___________________________

QUEST DIAGNOSTICS INCORPORATED

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	16-1387862 (I.R.S. employer identification no.)

TABLE OF ADDITIONAL REGISTRANTS

Name	State or other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

American Medical Laboratories, Incorporated	Delaware	54-1983356
AmeriPath Consolidated Labs, Inc.	Florida	26-0003506
AmeriPath Florida, LLC	Delaware	65-0641688
AmeriPath Hospital Services Florida, LLC	Delaware	16-1702356
AmeriPath Indiana, LLC	Indiana	35-1937874
AmeriPath Kentucky, Inc.	Kentucky	62-1373947
AmeriPath Marketing USA, Inc.	Florida	65-1064707
AmeriPath Michigan, Inc.	Michigan	38-1880648
AmeriPath Mississippi, Inc.	Mississippi	64-0504003
AmeriPath New York, LLC	Delaware	65-0819138
AmeriPath North Carolina, Inc.	North Carolina	56-1272454
AmeriPath Ohio, Inc.	Delaware	31-1483746
AmeriPath Pennsylvania, LLC	Pennsylvania	25-1680680
AmeriPath Philadelphia, Inc.	New Jersey	22-2163419
AmeriPath SC, Inc.	South Carolina	11-3680559
AmeriPath Texas, LP	Delaware	75-2530066
AmeriPath Wisconsin, LLC	Wisconsin	39-1091107
AmeriPath Youngstown Labs, Inc.	Ohio	34-1767704
AmeriPath, Inc.	Delaware	65-0642485
AmeriPath, LLC	Delaware	65-1046888
AML Inc.	Delaware	54-1847385
Anatomic Pathology Services, Inc.	Oklahoma	73-1563221
API No. 2, LLC	Delaware	65-1046886
APL Properties Limited Liability Company	Nevada	86-0864218
Arizona Pathology Group, Inc.	Arizona	86-0864486
Central Plains Holdings, Inc.	Kansas	48-1219588
Central Plains Laboratories, LLC	Kansas	48-1218417
Dermatopathology Services, Inc.	Alabama	63-0984892
Diagnostic Pathology Management Services, LLC	Oklahoma	73-1402878
Diagnostic Reference Services Inc.	Maryland	22-3479439
DPD Holdings, Inc.	Delaware	93-0988106
Enterix Inc.	Delaware	01-0529545
ExamOne World Wide of NJ, Inc.	New Jersey	22-2127674
ExamOne World Wide, Inc.	Pennsylvania	23-2057350
FNA Clinics of America, Inc. (f/k/a Unilab Acquisition Corporation)	Delaware	46-0466856
Focus Diagnostics, Inc.	Delaware	52-1604494
Focus Technologies Holding Company	Delaware	52-1445953
HemoCue, Inc.	California	33-0882550
Kailash B. Sharma, M.D., Inc.	Georgia	58-1416059

LabOne of Ohio, Inc.	Delaware	20-0310967
LabOne, Inc.	Missouri	43-1039532
MedPlus, Inc.	Ohio	48-1094982
MetWest Inc.	Delaware	33-0363116
Nichols Institute Diagnostics	California	95-2955451
Ocmulgee Medical Pathology Association, Inc.	Georgia	58-1267100
O'Quinn Medical Pathology Association, LLC	Georgia	58-1303376
Osborn Group Inc.	Delaware	48-1045507
Pathology Building Partnership	Maryland	51-1188454
PCA of Denver, Inc.	Tennessee	62-1721242
PCA of Nashville, Inc.	Tennessee	62-1729315
Peter G. Klacsmann, M.D., Inc.	Georgia	58-1441090
Quest Diagnostics Clinical Laboratories, Inc.	Delaware	38-2084239
Quest Diagnostics Finance Incorporated	Delaware	51-0390179
Quest Diagnostics Holdings Incorporated	Delaware	23-2324658
Quest Diagnostics Incorporated (MD)	Maryland	52-0890739
Quest Diagnostics Incorporated (MI)	Michigan	38-1882750
Quest Diagnostics Incorporated (NV)	Nevada	88-0099333
Quest Diagnostics Investments Incorporated	Delaware	51-0314231
Quest Diagnostics LLC (CT)	Connecticut	06-1460613
Quest Diagnostics LLC (IL)	Illinois	36-4257926
Quest Diagnostics LLC (MA)	Massachusetts	04-3248020
Quest Diagnostics Nichols Institute (f/k/a Quest Diagnostics Incorporated) (CA)	California	95-2701802
Quest Diagnostics Nichols Institute, Inc.	Virginia	54-0854787
Quest Diagnostics of Pennsylvania Inc.	Delaware	22-3137283
Regional Pathology Consultants, LLC	Utah	87-0559208
Rocky Mountain Pathology, LLC	Utah	87-0526913
Sharon G. Daspit, M.D., Inc.	Georgia	58-1626140
Shoals Pathology Associates, Inc.	Alabama	63-0700856
Specialty Laboratories, Inc.	California	95-2961036
Strigen, Inc.	Utah	87-0651722
Systematic Business Services, Inc.	Missouri	43-1336549
TID Acquisition Corp.	Delaware	22-3620117
Unilab Corporation	Delaware	71-0897031
1290 Wall Street West Lyndhurst, New Jersey (Address of principal executive offices)	07071 (Zip code)

___________________________

Senior Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.
	Name	Address
	Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223
	Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045
	Federal Deposit Insurance Corporation	Washington, D.C. 20429
	New York Clearing House Association	New York, New York 10005

(b)	Whether it is authorized to exercise corporate trust powers.
Yes.
2.	Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None.
16.	List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).
1.

A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121195.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-106702.)
7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 18th day of June, 2007.

THE BANK OF NEW YORK
By:	/S/	FRANCA M. FERRERA
	Name:	FRANCA M. FERRERA
	Title:	ASSISTANT VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2007, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,859,000
Interest-bearing balances	12,315,000
Securities:
Held-to-maturity securities	1,572,000
Available-for-sale securities	20,948,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	491,000
Securities purchased under agreements to resell	153,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	31,479,000
LESS: Allowance for loan and lease losses	289,000
Loans and leases, net of unearned income and allowance	31,190,000
Trading assets	3,171,000
Premises and fixed assets (including capitalized leases)	844,000
Other real estate owned	2,000
Investments in unconsolidated subsidiaries and associated companies	340,000
Not applicable
Intangible assets:
Goodwill	2,714,000
Other intangible assets	966,000
Other assets	7,043,000
Total assets	83,608,000
LIABILITIES
Deposits:
In domestic offices	26,775,000
Noninterest-bearing	16,797,000
Interest-bearing	9,978,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	33,309,000
Noninterest-bearing	702,000
Interest-bearing	32,607,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	712,000
Securities sold under agreements to repurchase	129,000
Trading liabilities	2,321,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	3,621,000
Not applicable
Not applicable
Subordinated notes and debentures	2,255,000
Other liabilities	5,933,000
Total liabilities	75,055,000
Minority interest in consolidated subsidiaries	161,000
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	2,143,000
Retained earnings	5,430,000
Accumulated other comprehensive income	-316,000
Other equity capital components	0
Total equity capital	8,392,000
Total liabilities, minority interest, and equity capital	83,608,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi Gerald L. Hassell Catherine A. Rein	Directors